UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 11, 2012

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-00841	27-6822130
(State or other jurisdiction	(Commission	(I.R.S.Employer
of incorporation)	File Number)	Identification No.)

Cira Centre
2929 Arch Street, Suite 675
Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s phone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-3(c))

Item 1.01.                                        Entry into a Material Definite Agreement.

On October 11, 2012, a wholly-owned financing subsidiary of FS Energy and Power Fund, EP Investments LLC, entered into a third amendment and restatement of the confirmation letter agreement (the “Amended and Restated Confirmation”) governing its total return swap (the “TRS”) for senior secured floating rate loans with Citibank, N.A.  Pursuant to the Amended and Restated Confirmation, the maximum aggregate market value of the portfolio of loans subject to the TRS (determined at the time each such loan becomes subject to the TRS) was increased from $100.0 million to $200.0 million.  No other material terms of the TRS changed in connection with the Amended and Restated Confirmation.

The foregoing description of the Amended and Restated Confirmation is a summary only and is qualified in all respects by the provisions of the Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Confirmation Letter Agreement, dated as of October 11, 2012, by and between EP Investments LLC and Citibank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	October 12, 2012	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Amended and Restated Confirmation Letter Agreement, dated as of October 11, 2012, by and between EP Investments LLC and Citibank, N.A.